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                                                                    EXHIBIT 11.2

                             THERATX, INCORPORATED

                  COMPUTATION OF HISTORICAL EARNINGS PER SHARE
                     (In thousands, except per share data)

                                                                                 NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                               1996         1995
                                                                              -------  ---------------
PRIMARY
 Weighted average common stock outstanding during the period..............     20,497      19,836
 Dilutive effect of common stock equivalents..............................        374         456
                                                                              -------     -------
  Total...................................................................     20,871      20,292
                                                                              =======     =======

 Income before extraordinary item.........................................    $17,197     $10,942
 Extraordinary item, net of income taxes..................................         --        (428)
                                                                              -------     -------
 Net income...............................................................    $17,197     $10,514
                                                                              =======     =======
Earnings per share:
 Income before extraordinary item.........................................    $  0.82     $  0.54
 Extraordinary item, net of income taxes..................................         --       (0.02)
                                                                              -------     -------
 Net income...............................................................    $  0.82     $  0.52
                                                                              =======     =======
FULLY DILUTED
 Weighted average common stock outstanding during the period..............     20,497      19,836
 Dilutive effect of common stock equivalents..............................        374         456
                                                                              -------     -------
  Total...................................................................     20,871      20,292
                                                                              =======     =======

 Income before extraordinary item.........................................    $17,197     $10,942
 Extraordinary item, net of income taxes..................................         --        (428)
                                                                              -------     -------
 Net income...............................................................    $17,197     $10,514
                                                                              =======     =======
Earnings per share:
 Income before extraordinary item.........................................    $  0.82     $  0.54
 Extraordinary item, net of income taxes..................................         --       (0.02)
                                                                              -------     -------
 Net income...............................................................    $  0.82     $  0.52
                                                                              =======     =======